UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2000


                              CHS ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

     Florida                              0-24244            87-0435376
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

760 N.W. 107th Avenue, Suite 100, Miami, Florida                   33172
(Address of principal executive offices)                           (Zip Code)



                                 (305) 485-2740
              (Registrant's telephone number, including area code)


                                 Not applicable
              (Former name, former address, and former fiscal year,
                          if changed since last report)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On July 26, 2000, the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") entered an order (the "Order") confirming the Fourth Amended Liquidating Plan of Reorganization (the "Plan") for CHS Electronics, Inc. (the "Company"), and approved, except as slightly modified by the Order, all of the terms and provisions of the Plan. For additional information regarding the Company's proceedings in the Bankruptcy Court, see the Company's Current Reports on Form 8-K dated April 19 and May 30, 2000.

         The Plan provides for the liquidation and the distribution of the Company's assets to its creditors in two ways. First, the Plan provides for the sale of the Company's European Assets (which consist of the outstanding equity securities of the Company's European subsidiaries and claims and rights in a lawsuit in Luxembourg involving one of the Company's European subsidiaries and that subsidiary's former general manager) to a non-affiliated entity, Europa ITApS, a Danish corporation ("Europa"), pursuant to the terms of a Stock Purchase Agreement. Second, the remaining assets of the Company shall be transferred to a liquidating trust, and the proceeds from the liquidation of these assets shall be distributed to the Company's creditors.

         The European Assets represent substantially all of the Company's assets. In consideration for the European Assets, the Company will receive $1 million in cash, 35% of Europa's fully diluted common stock and $50 million in aggregate principal amount of four-year promissory notes issued by Europa. All of the foregoing consideration transferred by Europa in exchange for the European Assets shall be distributed to the Company's creditors under the Plan, either directly by the Company or through the liquidating trust.

         Holders of Subordinated Securities Claims (as defined in the Plan) shall be limited to recovering from the proceeds of the insurance coverage for the Company and its officers and directors, to the extent so entitled, and shall not otherwise receive or retain any property under the Plan. There will not be a distribution to holders of the Company's common stock, and their interests in the Company shall be canceled.

         The above description is qualified by reference to the Plan and the Order, which are filed as exhibits to this Report and are incorporated herein by reference.

         The Company has 59,206,424 shares of common stock issued and outstanding as of the date of this Report. No shares of the Company have been or are to be reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

         Information as to the assets and liabilities of the Company appears in the Plan and in the Company's Second Amended Disclosure Statement dated June 28, 2000 and approved by the Bankruptcy Court by order dated June 29, 2000 (the "Disclosure Statement"). The Disclosure Statement is filed as an exhibit to this Report.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         Exhibit No.    Description
         -----------    -----------
            2.1         Fourth Amended Liquidating Plan of Reorganization of CHS
                        Electronics, Inc., filed on July 25, 2000 with the
                        United States Bankruptcy Court for the Southern District of Florida.*

            2.2 Order Confirming CHS Electronics, Inc.'s Fourth Amended Liquidating Plan of Reorganization, entered by the United States Bankruptcy Court for the Southern District of Florida on July 26, 2000.

            2.3 CHS Electronics, Inc.'s Second Amended Disclosure Statement dated June 28, 2000, as approved by the United States Bankruptcy Court for the Southern District of Florida by order dated June 29, 2000.

*Exhibits to the Plan have been omitted; a list of omitted exhibits is set forth in the Table of Contents found at the beginning of the Plan document. The Company agrees to supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CHS ELECTRONICS, INC.


Date:  August 8, 2000                  By: /s/ Burton Emmer
                                           ----------------
                                               Burton Emmer
                                               Acting Chief Financial Officer

                                  Exhibit Index


         Exhibit No.    Description
         -----------    -----------
            2.1         Fourth Amended Liquidating Plan of Reorganization of CHS
                        Electronics, Inc., filed on July 25, 2000 with the
                        United States Bankruptcy Court for the Southern District of Florida.

            2.2 Order Confirming CHS Electronics, Inc.'s Fourth Amended Liquidating Plan of Reorganization, entered by the United States Bankruptcy Court for the Southern District of Florida on July 26, 2000.

            2.3 CHS Electronics, Inc.'s Second Amended Disclosure Statement dated June 28, 2000, as approved by the United States Bankruptcy Court for the Southern District of Florida by order dated June 29, 2000.